EXHIBIT 24
                        POWER OF ATTORNEY

     We, the undersigned officers and directors of Chiquita Brands International, Inc. (the Company) hereby severally constitute and appoint Fred J. Runk and William A. Tsacalis, and each of them singly, our true and lawful attorneys and agents with full power to them and each of them to do any and all acts and things in connection with the preparation and filing of the Company's Annual Report on Form 10-K for the year ended December 31, 1994 (the Report) pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in response thereof, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the Company and the names of the undersigned directors and officers in the capacities indicated below to the Report, and any and all amendments and supplements thereto and any and all other instruments and documents which said attorneys and agents or any of them may deem necessary or advisable in connection therewith.


     Signature           Title                     Date


                         Director, Chairman of the March   , 1995
(Carl H. Lindner)        Board of Directors, Chief
                         Executive Officer and Chairman
                         of the Executive Committee
                         (Principal Executive Officer)


                         Director, President and   March   ,
1995
(Keith E. Lindner)       Chief Operating Officer



                         Director                  March   ,
1995
(S. Craig Lindner)



                         Director                  March   ,
1995
(Fred J. Runk)
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                                           EXHIBIT 24 (Continued)


/s/Jean H. Sisco         Director                  March 31,
1995
(Jean H. Sisco)



/s/William W. Verity                               DirectorMarch
31, 1995
(William W. Verity)



/s/Oliver W. Waddell                               DirectorMarch
31, 1995
(Oliver W. Waddell)



                         Director                  March   ,
1995
(Ronald F. Walker)
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